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           [DELMARVA POWER & LIGHT COMPANY LETTERHEAD APPEARS HERE]

                                                               EXHIBIT 5-B

                                 June 27, 1996

Dale G. Stoodley, Esquire
Delmarva Power & Light Company
800 King Street
P.O. Box 231
Wilmington, Delaware 19899

          Re:  Registration of Trust Preferred Capital Securities
               a Guarantee and Junior Subordinated Debentures
               ----------------------------------------------

Dear Mr. Stoodley:

     In connection with proposed registration of (i) Trust Preferred Capital Securities ("Preferred Securities") of Delmarva Power Financing I, a Delaware business trust (the "Trust"), which Preferred Securities have an aggregate liquidation amount of up to $70 million and are to be offered in an underwritten public offering; and (ii) a Guarantee by Delmarva Power & Light Company, a Delaware and Virginia corporation (the "Company"), of certain obligations for the benefit of the holders of the Preferred Securities; and (iii) the issuance and sale to the Trust by the Company of up to $70 million in aggregate principal amount of the Company's Junior Subordinated Debentures (the "Debentures"), pursuant to the terms of an indenture from the Company to Wilmington Trust Company, as trustee (the "Indenture"), as contemplated in the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company and the Trust on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, the corporate proceedings and other actions taken by the Company have been reviewed by me or taken under my advice and direction as Assistant General Counsel.

           I am of the opinion, but only to the extent that the matters addressed in this opinion are governed by Virginia law, that:

1. All requisite action necessary to make the Guarantee a valid, legal and binding obligation of the Company will have been taken when (a) the Delaware Public Service Commission
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Delmarva Power & Light Company
June 27, 1996
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     and the Virginia State Corporation Commission shall have entered appropriate orders approving the Guarantee; (b) the Registration Statement, as it may be amended, with respect to the Guarantee shall have become effective; (c) the Board of Directors of the Company, or a Committee of the Board of Directors of the Company, or, to the extent properly delegated by either of them, a proper officer of the Company, shall have taken such action as may be necessary to fix and determine the terms of the Guarantee; and (d) the Guarantee shall have been duly executed and delivered; and

2. All requisite action necessary to make the Debenture valid, legal and binding obligations of the Company will have been taken when (a) the Delaware Public Service Commission and the Virginia State Corporation Commission shall have entered appropriate orders approving the issuance of the Debentures; (b) the Registration Statement, as it may be amended, with respect to the Debentures shall have become effective; (c) the Board of Directors of the Company, or, a Committee of the Board of Directors of the Company, or, to the extent properly delegated by either of them, a proper officer of the Company shall have taken such action as may be necessary to fix and determine the terms of the Debentures; (d) the Indenture shall have been executed and delivered; (e) the Debentures shall have been issued in accordance with (i) such Orders of such Commissions, (ii) the description thereof in the Registration Statement (iii) the authority granted by the Board of Directors or a Committee of the Board of Directors, and (iv) the terms and conditions of the Indenture; and (f) the Debentures shall have been paid for and delivered to the Trust;

in each case, except as such may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and by general principles of equity.

     I hereby consent to the use of this opinion as an exhibit to the Company's Registration Statement and to the use of my name therein.


                                                Very truly yours,

                                                /s/ PETER F. CLARK

                                                Peter F. Clark